Exhibit 16.1

                              October 19, 2010



Mr. David K. Young
President
Calais Resources, Inc.
4415 Caribou Road
P.O. Box 653
Nederland, CO 80466-0653

Dear Mr. Young:

This is to confirm that the client-auditor relationship between Calais Resources, Inc. (Commission File Number 0-29392 and HEIN & ASSOCIATES LLP, independent registered public accounting firm, has ceased.

Sincerely,

/s/ HEIN & ASSOCIATES LLP


HEIN & ASSOCIATES LLP



cc: PCAOB Letter File
    Office of the Chief Accountants
    Securities and Exchange Commission
    100 F Street N.E.
    Washington, D.C. 20549-7561